Exhibit 10.1

FIRST AMENDMENT TO EQUITY RESIDENTIAL
1993 SHARE OPTION AND SHARE AWARD PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to EQUITY RESIDENTIAL 1993 SHARE OPTION AND SHARE AWARD PLAN is executed as of the 10th day of June 2003.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the 1993 Share Option and Share Award Plan on May 21, 1993.

WHEREAS, the Company amended and restated the 1993 Share Option and Share Award Plan effective as of February 21, 2002 (as amended and restated, the “Plan”).

WHEREAS, the Board of Trustees have adopted a resolution to amend the terms of all outstanding Trustee Share Awards and Options.

WHEREAS, each member of the Board of Trustees to be affected by this First Amendment has agreed to the terms hereof.

WHEREAS, the Company desires to amend the Plan pursuant to this First Amendment.

NOW THEREFORE, the Plan is amended as follows:

AMENDMENTS

1.             Section 5 (a) (iii) (C) is hereby deleted in its entirety and the following 5 (a) (iii) (C) is substituted therefor:

with respect to a Grantee who is a member of the Board (excluding employee trustees and the Company’s Chairman of the Board) in connection with his or her retirement at or after age 70, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either: (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability.

2.             Section 6 (e) (iii) is hereby deleted in its entirety and the following 6 (e) (iii) is substituted therefor:

with respect to a Grantee who is a member of the Board (excluding employee trustees and the Company’s Chairman of the Board) in connection with his or her retirement at or after age 70, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either: (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability, in which case it shall be exercisable until its Expiration Date.

3.             PLAN IN FULL FORCE AND EFFECT.  After giving effect to this First Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel